Exhibit 10.42


               AMENDMENT NO. 2 TO AMENDED AND RESTATED
                 GENERAL LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NO. 2 ("Amendment") dated as of October 1, 1995 to that certain Amended and Restated General Loan and Security Agreement by and between BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation ("Debtor"), and THE FIFTH THIRD BANK ("Lender"), dated as of June 15, 1989, restated as of February 24, 1994 and amended by Amendment No. 1 dated as of April 3, 1995 (the "Agreement").

     WHEREAS, Debtor and Lender have agreed to amend the Agreement on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, intending to be legally bound the parties hereto agree as follows:

     A. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Agreement.

     B. Section 5.24 of the Agreement is hereby amended and restated in its entirety, effective as of October 1, 1995, to read as follows:

          5.24  Capital Expenditure.  Neither Debtor nor
                -------------------
          any Subsidiary will, during any period of twelve (12) consecutive months, make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of all such Capital Expenditures made during such twelve (12) month period by Debtor and all Subsidiaries shall exceed $4,500,000, except for industrial development or revenue bond financing consented to by Lender, in writing.

     C. Section 6.1(d) of the Agreement is hereby amended and restated in its entirety, effective as of October 1, 1995, to read as follows:

               (d)  Projections - Within 15 days prior
          to the beginning of each fiscal year, on a consolidated and consolidating basis:

                    (i)  projected balance sheets for
          the forthcoming 12 fiscal months, month by month;

                    (ii) a projected cash flow
          statement, including reasonable details of cash disbursements and collateral availability, for the forthcoming 12 fiscal months, month by month; and

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                    (iii) a projected income statement
          for the forthcoming 12 months, month by month, together with appropriate supporting details as requested by Lender.

     D. Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Debtor acknowledges that Lender has made no oral representations to Debtor with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing.

     E. This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the agreement as amended by this Amendment.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                              BALDWIN PIANO & ORGAN COMPANY

                              By:  C. R. JUENGLING

                              Its: Vice President


                              THE FIFTH THIRD BANK

                              By:  ROBERT C. RIES

                              Its: Vice President